DAVIDSON & COMPANY LLP           Chartered Accountants    A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of Pacific Booker Minerals Inc. of our report dated May 10, 2005 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Statement by Experts" in such Prospectus.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 13, 2005

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172